Exhibit 10.5

FORM OF

AMENDMENT TO CONVERTIBLE DEBENTURE

This AMENDMENT TO CONVERTIBLE DEBENTURE (this “Amendment”) dated as of June 2, 2023, by and between Rubicon Technologies, Inc. (the “Company”) and each of the investors signatory hereto (the “Holders”). Each of the Company and the Holders shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement dated as of February 1, 2023, executed by and among the Parties on February 1, 2023, the Company issued to the Holders (i) a first tranche of convertible debentures (the “First Tranche Convertible Debentures”) in an aggregate principal amount of up to $1,226,000.00, net of an original issuance discount of approximately $163,467.00, for a total principal amount of approximately $1,389,467.00 in First Tranche Convertible Debentures, and (ii) a second tranche of convertible debentures (the “Second Tranche of Convertible Debentures” together with the “First Tranche Convertible Debentures” the “Second Closing Convertible Debentures”) in an aggregate amount of $4,500,000.00, net of an original issuance discount of $643,500.00, for a total principal amount of $5,143,500.00 in Second Tranche Convertible Debentures. The Second Closing Convertible Debentures were purchased in the last of two separate closings. The Securities Purchase Agreement additionally contained customary representations, warranties, and covenants for the sale and purchase of the Second Closing Convertible Debentures.

WHEREAS, the Parties desire to amend the Second Closing Convertible Debentures pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Maturity Date. The Maturity Date of each of the Second Closing Convertible Debentures shall be extended from July 16, 2024 to December 1, 2026.

2. Full Force and Effect. Except as herein amended, the Second Closing Convertible Debenture shall remain in full force and effect.

3. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

4. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5. Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

6. Waiver. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7. Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

8. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the State of Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Convertible Debenture to be duly executed as of the day and year first above written.

COMPANY:
RUBICON TECHNOLOGIES, INC.

By:
Name:
Title:

HOLDER:

By:
Its:

Date of Issuance:
Principal Amount:
Conversion Shares: